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EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A)  Computation of the weighted average number of shares of common stock outstanding for the periods indicated:
                                                                             WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF    NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING     SHARE DAYS      OUTSTANDING
                           ------------   --------------   -----------   -----------------
Quarter Ended January 1, 1998
-----------------------------

October 1 - January 1        6,646,677         93          618,140,949
Shares Issued                   22,838       Various           799,637
                             ---------                     -----------
                             6,669,515                     618,940,586      6,655,275
                             =========                     ===========      =========

Quarter Ended January 2, 1997
-----------------------------

October 1 - January 2        6,658,487         94          625,897,769
Treasury Stock Purchases    (   37,381)      Various      (  2,453,193)
Shares Issued                   15,344       Various           945,756
                             ---------                     -----------
                             6,636,450                     624,390,332      6,642,450
                             =========                     ===========      =========

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    (B)  Computation of Earnings (Loss) Per Share:

         Computation of earnings (loss) per share is net earnings divided by the weighted average number of shares of common stock outstanding for the periods indicated:
                                                       QUARTER ENDED
                                                 January 1,       January 2,
                                                    1998             1997
                                                -----------      -----------
Basic:
 Weighted average number of shares of common
  stock outstanding                               6,655,275        6,642,450
                                                  ---------       ----------
 Earnings (loss) before cumulative effect
  of accounting change                           ($ 274,243)      $  193,511
 Cumulative effect of accounting change                   0      ( 1,468,140)
                                                  ---------       ----------
 Net earnings (loss)                             ($ 274,243)     ($1,274,629)
                                                  ---------       ----------
 Earnings (loss) per share before cumulative
  effect of accounting change                    ($    0.04)      $     0.03
 Loss per share from cumulative effect of
  accounting change                                    0.00      (      0.22)
                                                  ---------       ----------
 Net earnings (loss) per share                   ($    0.04)     ($     0.19)
                                                  =========       ==========


Assumuming dilution:
 Weighted average number of shares of common
  stock outstanding                               6,655,275        6,642,450
 Net effect of dilutive stock options-based on
  the treasury stock method using average
  market price                                            0           89,442
                                                  ---------       ----------
 Total                                            6,655,275        6,731,892
                                                  ---------        ---------
 Earnings (loss) before cumulative effect
  of accounting change                           ($ 274,243)      $  193,511
 Cumulative effect of accounting change                   0      ( 1,468,140)
                                                  ---------       ----------
 Net earnings (loss)                             ($ 274,243)     ($1,274,629)
                                                  ---------       ----------
 Earnings (loss) per share before cumulative
  effect of accounting change                    ($    0.04)      $     0.03
 Loss per share from cumulative effect of
  accounting change                                    0.00      (      0.22)
                                                  ---------       ----------
 Net earnings (loss) per share                   ($    0.04)     ($     0.19)
                                                  =========       ==========
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